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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-28735) of Libbey Inc. and the related Prospectus, in the Registration Statement (Form S-8 No. 33-64726) of Libbey Inc. pertaining to the Libbey Inc. Stock Purchase and Retirement Savings Plan and the Libbey Inc. Stock Purchase and Supplemental Retirement Plan, in the Registration Statement (Form S-8 No. 33-80448) pertaining to the Libbey Inc. Stock Option Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-98234) pertaining to the Libbey Inc. Amended and Restated Stock Option Plan for Key Employees, in the Registration Statement (Form S-8 No. 333-19459) pertaining to the Libbey Inc. Long-Term Savings Plan & Trust and in the Registration Statement (Form S-8 No. 333-49082) pertaining to The 1999 Equity Participation Plan of Libbey Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Libbey Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                     ERNST & YOUNG LLP


Toledo, Ohio
March 29, 2002